                                                                  Exhibit 10.31

                          [20 RUPEES NOTE]

[SEAL]                                                                    [SEAL]

                               PERSONAL GUARANTEE

        THIS DEED OF GUARANTEE executed at Mumbai on this 13th day of June 1996 by Shri Manohar Lal Tandon aged about 57 years, son of Shri Darbari Lal Tandon, residing at 37, Merry Niketan, Mount Mary Road, Landra (West), Mumbai - 400 050 (hereinafter referred to as "the Guarantor" individually and collectively as "the Guarantors" which expression shall unless it be repugnant to the subject or context thereof, include their respective heirs, executors and administrators) in favour of SCICI LIMITED, a public company incorporated under the provisions of the Companies Act, 1956 and having its Registered Office at 141, Maker Tower-"F", Cuffe Parade, Mumbai 400005 (hereinafter referred

5. The Guarantors hereby agree that, without the concurrence of the Guarantors, the Borrower and SCICI shall be at liberty to vary, alter or modify the terms and conditions of the Loan Agreement(s) and of the security documents executed by the Borrower in favour of SCICI and in particular to defer, postpone or revise the repayment of the Foreign Currency Loan and/or the Rupee Loan and/or payment of interest and other monies payable by the Borrower to SCICI on such terms and conditions as may be considered necessary by SCICI including any increase in the rate of interest. SCICI shall also be at liberty to absolutely dispense with or release all or any of the security/securities furnished or required to be furnished by the Borrower to SCICI to secure the said Foreign Currency Loan and/or the Rupee Loan. The Guarantors agree that the liability under this Guarantee shall in no manner be affected by any such variations, alterations, modifications, waiver, dispensation with or release of security, and that no further consent of the Guarantors is required for giving effect to any such variation, alteration, modification, waiver, dispensation with, or release of security.

6. SCICI shall have full liberty, without notice to the Guarantors and without in any way affecting this guarantee, to exercise at any time and in any manner any power or powers reserved to SCICI under the Loan Agreement(s) to enforce or forbear to enforce payment of the Foreign Currency Loan and/or Rupee Loan or any part thereof or interest or other monies due to SCICI from the Borrower or any of the remedies or securities available to SCICI, to enter into any composition or compound with or to grant time or any other indulgence or facility to the Borrower AND the Guarantors shall not be released by the exercise by SCICI of their liberty in regard to the matters referred to above or by any act or omission on the part of SCICI or by any other matter or thing whatsoever which under the law relating to sureties would, but for this provision, have the effect of so releasing the Guarantors AND the Guarantors herby waive in favour of SCICI so far as may be necessary to give effect to any of the provisions of this Guarantee, all the suretyship and other rights which the Guarantors might otherwise be entitled to enforce.

7. This Guarantee shall be enforceable against the Guarantors notwithstanding that any security or securities comprised in any instrument(s) executed or to be executed by the Borrower in favour of SCICI shall, at the time when the proceedings are taken against the Guarantors on this Guarantee, be outstanding or unrealised or lost.

8. The Guarantors hereby agree and give consent to the sale, mortgage on prior, pari-passu or first charge basis, release etc., of any of its assets by the Borrower from time to time as may be approved by SCICI or the transfer of any of the assets of the Borrower from one unit to the other or to the release or lease out by SCICI any or whole of the assets charged to SCICI on such terms and conditions as SCICI may deem fit and this may be treated as a standing and continuing consent for each and every individual act of transfer, mortgage, release or lease of any of such assets of the Borrower. The Guarantors hereby declare and agree that no separate consent for each such transfer, mortgage, release or lease of any of such assets would be necessary in future.

9. The Guarantors hereby agree and declare that the Borrower will be free to avail of further loan/s or other facilities from SCICI or any other financial institution or bank in addition to the Foreign Currency Loan and/or the Rupee Loan and/or to secure the same during the subsistence of this guarantee and in that event the guarantee herein contained will not be affected or vitiated in any way whatsoever but will remain in full force and effect and binding on the Guarantors.

to as "SCICI" which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns).

WHEREAS

(1) MODULAR ELECTRONICS INDIA (P) LTD LIMITED, a company incorporated under the provisions of the Companies Act, 1956 and having its Registered office at 406 Dalamal Towers Nariman Point (hereinafter referred to as "the Borrower") has requested SCICI to lend and advance to it a Foreign Currency Loan of US$ 3 million (equivalent to Rs100 million at current rates of exchange) for its proposed expansion scheme in Madras

        -----------------------------------------------------------------------
        (specify the project financed)

(2) SCICI has agreed to lend and advance to the Borrower the said Loan(s) on the terms and conditions contained in the Foreign Currency Loan Agreement dated the 13th day of June 1996 and in the Rupee Loan Agreement (hereinafter referred to as "the Loan Agreement(s)") and entered into between the Borrower and SCICI and the terms, conditions and provisions whereof have been noted by the Guarantors.

(3) At the request of the Guarantors, SCICI has agreed to make to the Borrower, disbursement(s)/interim disbursement(s) from out of the said Foreign Currency Loan and/or the said Rupee Loan.

                      NOW THIS DEED WITNESSETH AS FOLLOWS:

In consideration of the premises, the Guarantors hereby unconditionally, absolutely and irrevocably guarantee to and agree with SCICI as follows:

1.      SCICI shall have the sole discretion -

        i) to make disbursement(s) and/or interim disbursement(s) from out of the Foreign Currency Loan and/or the Rupee Loan and/or

        ii) to lend and advance to the Borrower, the Foreign Currency Loan and/or the Rupee Loan, at such time, on such conditions and in such manner as SCICI may decide.

2. The Borrower shall duly and punctually repay the said Loan(s) together with all interest, liquidated damages, premium on prepayment or on redemption, costs, expenses and other moneys in accordance with the Loan Agreement(s) and perform and comply with all the other terms, conditions and covenants continued in the said Loan Agreement(s).

3. In the event of any default on the part of the Borrower in payment/repayment of any of the monies referred to above, or in the event of any default on the part of the Borrower to comply with or perform any of the terms, conditions and covenants contained in the Loan Agreement(s), the Guarantors, shall, upon demand, forthwith pay to SCICI without demur all the amounts payable by the Borrower under the Loan Agreement(s). The Guarantors shall pay interest at the rate prevailing for the short term loans of SCICI on the amounts so demanded from them in the event there is any delay in their making the payment to SCICI in terms of the notice of demand issued in this behalf by SCICI.

4. The Guarantors shall also indemnify and keep SCICI indemnified against all losses, damages, costs, claims and expenses whatsoever which SCICI may suffer, pay or incur by reason of or in connection with any such default on the part of the Borrower/Guarantors including legal proceedings taken against the Borrower and/or the Guarantors for recovery of the monies referred to in Clause 2 and 3 above.

20. Any demand for payment or notice under this Guarantee shall be sufficiently given if sent by post to or left at the last known address of the Guarantors or their heirs or executors or administrators as the case may be. Such demand or notice is to be made or given, and shall be assumed to have reached the addressee in the course of post, if given by post, and no period of limitation shall commence to run in favour of the Guarantors until after demand for payment in writing shall have been made or given as aforesaid and in proving such notice when sent by post it shall be sufficiently proved that the envelope containing the notice was posted and a certificate by any of the responsible officers of SCICI that to the best of his knowledge and belief, the envelope containing the said notice was so posted, shall be conclusive as against the Guarantors, even though it was returned unserved on account of refusal of the Guarantors or otherwise.

21. The liability of the Guarantors hereunder shall not be affected by any dispute between the Borrower and SCICI raised or pending before any Court, Tribunal or Arbitrator(s) and the Guarantors shall remain liable under these presents notwithstanding any orders passed therein.

22. The Guarantors agree and declare that the rights and powers conferred on SCICI by these presents may be exercised against them jointly and/or severally at the discretion of SCICI.

23. The Competent Court at Bombay shall have jurisdiction over any matter arising out of these presents or in connection thereto.

IN WITNESS WHEREOF the Guarantors have hereunto set their hands on the day, month and year first hereinabove written.


SIGNED AND DELIVERED    )
by the withinnamed      )
                        )       /s/ M.L. Tandon
Shri/Smt   M.L. TANDON  )
        ----------------

SIGNED AND DELIVERED    )
by the withinnamed      )
                        )
Shri/Smt                )
        ----------------

SIGNED AND DELIVERED    )
by the withinnamed      )
                        )
Shri/Smt                )
        ----------------

    [SEAL
R.S. DEVADIGA                           Before Me
   NOTARY                               /s/ R.S. Devadiga  12/6/96
   GREATER                                 -----------------------
   BOMBAY]                              R.S. DEVADIGA B.A.L.E.D.
                                        NOTARY GREATER BOMBAY

10. The rights of SCICI against the Guarantors shall remain in full force and effect notwithstanding any arrangement which may be reached between SCICI and the other Guarantor/s, if any, or notwithstanding the release of that other or others from liability and notwithstanding that any time hereafter the other Guarantor/s may cease for any reason whatsoever to be liable to SCICI, SCICI shall be at liberty to require the performance by the Guarantors of their obligations hereunder to the same extent in all respects as if the Guarantors had at all times been solely liable to perform the said obligations.

11. To give effect to this Guarantee, SCICI may act as though the Guarantors were the principal debtors to SCICI.

12. The Guarantors hereby declare and agree that they have not received and shall not, without the prior consent in writing of SCICI receive any security or commission from the Borrower for giving this guarantee so long any monies remain due and payable by the Borrower to SCICI under the Loan Agreement(s).

13. The Guarantors shall not in the event of the liquidation of the Borrower prove in competition with SCICI in the liquidation proceedings.

14. A certificate in writing signed by a duly authorised official of SCICI shall be conclusive evidence against the Guarantors of the amount for the time being due to SCICI from the Borrower in any action or proceeding brought on this Guarantee against the Guarantors.

15. This Guarantee shall not be wholly or partially satisfied or exhausted by any payments made to or settled with SCICI by the Borrower and shall be valid and binding on the Guarantors and operative until repayment in full of all monies due to SCICI under the Loan Agreement(s).

16. This Guarantee shall be irrevocable and the obligations of the Guarantors hereunder shall not be conditional on the receipt of any prior notice by the Guarantors or by the Borrowers and the demand or notice by SCICI as provided in Clause 20 hereof shall be sufficient notice to or demand on the Guarantors.

17. The liability of the Guarantors under this Guarantee shall not be affected by -

        i) any change in the constitution or winding up of the Borrower or any absorption, merger or amalgamation of the Borrower with any other company, corporation or concern; or

        ii) any change in the management of the Borrower or take over of the management of the Borrower by Central or State Government or by any other authority; or

        iii) acquisition or nationalisation of the Borrower and/or of any of its undertaking(s) pursuant to any law; or

        iv)     any change in the constitution of SCICI.

18. This Guarantee shall be a continuing one and shall remain in full force and effect till such time the Borrower repays in full the Foreign Currency Loan and/or the Rupee Loan together with all interest, premium on prepayment or on redemption, costs, expenses and other moneys that may from time to time become due and payable and remain unpaid to SCICI under the Loan Agreement.

19. The liability of the Guarantors hereunder shall not exceed the sum of US$ 3 million (equivalent to Rs. 100 million at the current rates of exchange) and Rs. XXXXXXX Pacs plus all interest, premium on prepayment or on redemption, costs, expenses and other monies payable by the Borrower to SCICI under the Loan Agreement(s).

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       Company                  Assistance               Serial
        Code                      Number                 Number


                        FOREIGN CURRENCY LOAN AGREEMENT
                                    BETWEEN
                   Moduler Electronic India (Private) Limited
                                ("THE BORROWER")
                                      AND
                                 SCICI LIMITED
                                   ("SCICI")

                             [TWENTY RUPEES NOTE]

                                  12 JUNE 1996

                              MODULER ELECTRONICS


                                 LOAN AGREEMENT

        THIS AGREEMENT made at Mumbai on this 13th day of June, 1996 between Moduler Electronics (India) Private Limited, a company within the meaning of the Companies Act, 1956 and having its Registered Office at 406, Dalamal Tower, Nariman Point - 400 021, India (hereinafter referred to as "the Borrower", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns):

                                      AND

        SCICI LIMITED, a public limited company incorporated under the Companies Act, 1956 and having its Registered Office at 141, Maker Tower "F", Cuffe Parade, Mumbai 400 005 (hereinafter referred to as "SCICI", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns).

                                     : 2 :

                                  ARTICLE - 1

        The Project financed by these presents, the amount of the Loan, the applicable rate of interest, the security for the Loan and its amortization are more particularly set out in Schedule 1 attached hereto.

                                  ARTICLE - 2

                                  DEFINITIONS

2.1 -   The following terms shall have the meanings assigned below:

        a) "Borrower" means the party to the Loan Agreement to which the Loan is sanctioned and/or disbursed.

        b) "Loan Agreement" means this particular Loan Agreement and all schedules and amendments supplemental to the Loan Agreement.

        c) "Loan" means the amount agreed to be provided under the Loan Agreement as described in Schedule 1 or so much thereof as may be outstanding from time to time.

        d)      "Project" means the Project as described in Schedule 1 hereto.

        e)      "Financing Plan" means the financing plan as described in
                Schedule 1 hereto.

        f)      "Security" means the security more particularly described in
                Schedule 1 hereto.

        g) "Out-of-pocket expenses" means all expenses incurred in the administration of the Loan during its currency.

        All references in the singular in these presents shall be deemed to include references in the plural wherever the context so requires or admits and vice versa. Similarly all references to the masculine gender made under these presents shall be deemed to include the feminine gender also.

        The headings of various Articles and Clauses herein are inserted for convenience of reference and are not deemed to affect the construction of the relative provisions.

2.2 -   The Loan hereby agreed to be granted by SCICI shall be subject to the
Borrower complying with the terms and conditions set out herein.

                                  ARTICLE - 3

                    AMOUNT OF LOAN AND TERMS OF DISBURSEMENT

3.1 -   Amount of Loan:

        The Borrower agrees to borrow from SCICI and SCICI agrees to lend to the Borrower, on the terms and conditions contained herein, the sum as described in Schedule 1.

                                     : 3 :
3.2 -   Terms of disbursement:

          i) The Loan shall be disbursed by SCICI in one or more instalment(s) as may be decided by SCICI subject to the Borrower complying with the provisions of the Loan Agreement and the disbursement procedure(s) stipulated by SCICI including production of evidences and execution of documents required for disbursement and the expenditure incurred on the Project being in accordance with the details mentioned in the Loan Agreement.

         ii) All disbursements shall be by cheque(s)/authorisation(s) and the collection/remittance charges and all other costs thereto shall be borne by the Borrower.

        iii) Pending creation of security as stipulated in the Loan Agreement, SCICI may disburse any amount of the Loan on such terms as it may decide.

3.3 -   Last date of Drawal:

        Unless SCICI otherwise agrees, the right to make drawals from the Loan shall cease on the last date as mentioned in Schedule 1.


                                  ARTICLE - 4

                          MANAGEMENT FEE AND INTEREST

4.1 -   Management fee:  The Borrower shall pay to SCICI a lump sum Management
Fee as described in Schedule 1 on the rupee equivalent of the Loan as specified by SCICI to the Borrower on the date of execution of these presents, which shall not be refundable under any circumstances.

4.2 -   Interest:  The Borrower shall pay to SCICI interest on the principal amount of the Loan outstanding from time to time, at the rate and on the dates as specifically set out in Schedule 1. The interest shall accrue as from the drawdown date mentioned in the notice of drawdown of Loan or part thereof as the case may be in a form and manner stipulated by SCICI.

        The rate of interest applicable to the Loan shall be a fixed rate of interest and/or a floating rate as stipulated in Schedule 1 hereto.

        In the case of floating rates of interest, the term LIBOR (London InterBank Offered Rate) and other similarly quoted rates shall mean, in relation to any period for which a rate of interest is to be determined under this Agreement, the rate as notified by SCICI to the Borrower in relation to the due dates of payment of the instalment of loan and interest from time to time.

        For the purpose of calculation of interest, each completed interest period shall be regarded as an appropriate fraction of a year and each day in such period which is not part of a complete interest period comprised therein shall be regarded as 1/360th of a year.

        Notwithstanding anything contained hereinbefore, for the purpose of calculation of interest in respect of U.S. Dollar loans, each day shall be regarded as 1/360th of a year.

                                     : 4 :


                                  ARTICLE - 5

                                    SECURITY


5.1 -   SECURITY FOR THE LOAN:

        i) The Loan together with all interest, premium on prepayment, costs, expenses and other monies whatsoever stipulated in this Loan Agreement shall be secured by first mortgage/hypothecation or other charge on the assets as described in Schedule 1.

        ii) Pending creation of the first mortgage, hypothecation or charge as aforesaid, the Borrower shall furnish to SCICI an irrevocable Power of Attorney and an undertaking to create such mortgage, hypothecation or charge in such form as may be acceptable to SCICI.

        iii) The Borrower shall make out a good and marketable title to the security to the satisfaction of SCICI and comply with all such formalities as may be necessary or required for the said purpose.

        iv) The Borrower shall procure personal/corporate/bank guarantees from such person(s) or bodies corporate, as set out in Schedule I.

5.2 -   ACQUISITION OF ADDITIONAL MOVEABLE/IMMOVABLE PROPERTIES:

        So long as any monies remain due and outstanding to SCICI, the Borrower undertakes to notify SCICI in writing at the end of each calendar year, a summary of the amounts spent towards all its acquisitions of moveable and immoveable properties and to make out a marketable title thereto as soon as practicable to the satisfaction of SCICI and to create a charge in such form and manner as may be decided by SCICI.

5.3 -   INADEQUACY OF SECURITY:

        If in the opinion of SCICI, the security offered by the Borrower is found to be inadequate, the Borrower shall furnish such additional security within such time as SCICI may stipulate.

5.4 -   PAYMENT/REIMBURSEMENT OF EXPENSES:

        The Borrower shall pay or reimburse all sums payable/paid by SCICI for protection and maintenance of the security, cost of title investigation and perfection of security and all other legal and out of pocket expenses including travel and related expenses under these presents, within 30 days from the date of notice of demand from SCICI. In default, all such sums shall be debited to the Borrower's Loan Account (in equivalent rupees, if incurred in Foreign Currency) and shall carry interest from the date of payment till such reimbursement at the rate of 2.1% per annum over and above the applicable SPAR (SCICI's Prime Advance Rate) + margin. The applicable SPAR for this purpose, would be the one as prevailing at the time of default."

5.5 -   RELEASE OF SECURITY:

        SCICI shall release the security mortgaged, hypothecated or charged when the entire amount of the Loan, together with interest and other sums hereby agreed to be paid, are duly and fully repaid by the Borrower and all other terms and conditions have been complied with by the Borrower.

                                     : 5 :

5.6 -   Sale of assets of the Borrower:

        If at any time during the currency of the Loan, the Borrower requests SCICI for permission to sell by way of scrap or otherwise any of the assets constituting the security, SCICI may at its discretion and on such terms and conditions as it may deem fit, permit such sale.

        Provided however SCICI shall have the liberty to refuse or withdraw such permission in case the value realisable on sale is not to its satisfaction.

                                  ARTICLE - 6

                                   INSURANCE

6.1 -   The Borrower shall, at its own expense, during the currency of the
Loan, insure the assets constituting the security, with the widest security cover available, against all risks including fire, pollution, tempest, cyclone, flood, theft, explosion, earthquake, storm, strikes, riot and civil commotion, marine risks, erection risks, war risks and against third party risks where applicable.

        The Borrower shall also take an appropriate cover under the Public Liability Insurance Act, 1991 in case its activities involve the handling of hazardous substances as defined in the Environment (Protection) Act, 1986.

6.2 -   The insurance of the security referred to in 6.1 above shall be for values in accordance with the norms prevailing for the insurance of the subject matter described above and shall be either for its market value or the amount outstanding in respect of the Loan whichever is higher or for replacement values wherever appropriate.

        In case the Public Liability Insurance Act, 1991 is applicable to the Borrower, due compliance shall be ensured of Section 4 of the said Act by the Borrower.

6.3 -   The insurance of the security shall be kept in force throughout the currency of the Loan by renewals from time to time as and when the covers expire and the Borrower shall ensure that all premiums are paid in good time so that the insurance covers do not lapse for non-payment of premium.

6.4 -   All the policies of insurance shall be assigned in favour of SCICI under the Common Seal of the Borrower and the Borrower shall ensure that the Underwriters have noted the interest of SCICI under the policies, and custody thereof shall be with SCICI.

        In case there are other institutions participating in the financing of the Project, the insurance policies shall be assigned by the Borrower under its common seal in favour of all the said participating institutions including SCICI. After the assignment has been noted by the insurance companies, the custody of the original insurance policies shall be with ICICI on behalf of itself and the participating institutions.

* The Borrower shall keep the insurance policies in its safe custody on behalf of SCICI and furnish its Auditor's certificate to SCICI at the end of each quarter including the numbers and values of all policies together with a confirmation that the assignment of policies in favour of SCICI has also been noted by the insurance company/companies and that there are no outstanding premiums due in respect of the said policies. (*applicable only in the case of finance companies.)

                                     : 6 :

6.5 -   The Borrower shall promptly notify SCICI of the incidence of all claims under the respective policies to the Underwriters and the prior written approval of SCICI shall be sought for claiming any amounts under the policies. While approval shall be granted by SCICI so long as the Borrower is not in default, all claims shall be paid by the Underwriters directly to SCICI if the Borrower is in default of its obligations under the Loan Agreement to SCICI.

6.6 -   It is the paramount obligation of the Borrower to maintain the assets constituting the security in good working condition and in a proper state of repair or in a state as is enjoined by the respective policy conditions and in the event of a casualty the Borrower shall do everything that is necessary for the preservation of the security or for the restoration of the security to its original condition, as the case may be, as if the Borrower were a prudent uninsured owner of the said assets constituting the security.

                                  ARTICLE - 7

                  PROJECT CHANGES AND UTILISATION OF THE LOAN

7.1 -   Project:

        i)      Changes in the Project:

                The Borrower shall promptly notify SCICI of any proposed change in the nature of scope of the Project and of any event or condition which might materially alter or delay completion of the Project or result in substantial revision in the original estimate of costs or which may cause the Borrower to abandon the Project. No change in the nature of scope of the Project shall be implemented or funds committed therefor without the prior written approval of SCICI.

       ii)      Changes in the contract:

                The Borrower shall obtain prior concurrence of SCICI to any material modification or cancellation for the Borrower's contracts such as its contracts with its machinery suppliers, collaborators, builders, technical consultants and suppliers of raw materials.

7.2 -   Utilisation of the Loan:

        The Borrower shall utilise the Loan for no other purpose than the one for which the Loan has been sanctioned and furnish to SCICI its periodic reports, at such intervals as may be stipulated by SCICI, showing the manner in which the Loan monies have been utilised.

                                  ARTICLE - 8

                                   REPAYMENT

8.1 -   The Borrower undertakes to repay the principal amount of the Loan in accordance with the Amortization Schedule(s) set forth in Schedule 1 hereto.

8.2 -   If, for any reason, the amount finally disbursed by SCICI out of the
Loan is less than the amount of the Loan, the Amortization Schedule shall be revised by SCICI.

                                     : 7 :

8.3 -   Manner of discharge of obligations:

        The Borrower shall discharge all its obligations under the Loan Agreement in respect of the principal amount of loan, interest, liquidated damages, premium on prepayment or on redemption, or any other charges in the currency or currencies stipulated in the Loan Agreement.

8.4 -   Option to call for payment in Rupees:

        Without prejudice to any of the obligations of the Borrower in terms of the Loan Agreement, and notwithstanding anything contained hereinbefore, SCICI shall be entitled at its option to call upon the Borrower to make payments to SCICI, whether of principal amount of the Loan, interest, liquidated damages, premium on prepayment or on redemption or any other charges, if any, in equivalent rupees in lieu of foreign currencies. For the purpose of this article, the following conditions shall apply:

        i) The rupee sum shall be determined by SCICI with reference to the actual costs to SCICI (including all commission and other bank charges and out-of-pocket expenses) in remitting the foreign currencies on the due dates.

        ii) The rupee sum shall be paid by the Borrower to SCICI at least three working days in advance of the due dates to enable SCICI to remit the foreign currencies on the due dates.

        iii) The rupee sum shall be paid by the Borrower to SCICI in cash or by cheque or bank draft drawn on a Scheduled Bank in Bombay and the collection/remittance charge, if any, in respect thereof will be borne by the Borrower.

        iv) For the purpose of sub article (i) hereof, a statement signed by the designated officer of SCICI, shall be sufficient evidence of costs, commissions, expenses etc.

        v) Any difference on account of fluctuation in the rates of exchange of foreign currencies involved between the payment made by the Borrower to SCICI and the actual costs to SCICI as referred to in sub article (i) above shall be borne by or credited to the Borrower as the case may be.

        vi) In the event that for any reason SCICI shall decide not to exercise the option of accepting payment in equivalent rupees in the manner provided above, SCICI shall have the right to notify the Borrower the place or places where the person or persons to whom the payments in foreign currencies falling due thereafter shall be made and all expenses involved in making payment in the manner so notified shall be borne by the Borrower.

8.5 -   Prepayment:

        The Loan or any part thereof shall not be prepaid by the Borrower except with the prior written approval of SCICI and on such terms and conditions including prepayment premium as may be stipulated by SCICI.

                                     : 8 :

8.6 -   JUDGEMENT IN OTHER CURRENCY:

        If any sum payable by the Borrower under these presents is ordered and decreed to be paid to SCICI by a court of competent jurisdiction in a currency other than the currency of this Agreement, the Borrower shall indemnify SCICI to the extent of difference in exchange rates prevaling on the date of actual payment resulting from the conversion of the decreed debt from the currency of judgement to the currency of this Agreement.

        The foregoing indemnity shall constitute a separate obligation of the Borrower, distinct from its other obligations hereunder, and shall survive the giving or making of any judgement or order in relation to all or any of such other obligations.

8.7 -   FORWARD COVER:

        Before the due date of payment of any amount payable hereunder, if the Borrower has taken a forward cover for the same it shall notify SCICI of its utilisation at least 15 days in advance of the due date. In the event of the Borrower failing to do so, SCICI shall at its option enter into a forward cover on behalf of the Borrower and the same shall be binding on the Borrower.

8.8 -   APPROPRIATION OF PAYMENTS:

        i) All monies due and payable under the Loan Agreement and paid by the Borrower shall be appropriated towards such dues in the following order, viz, -
                a)      Reimbursement of out-of-pocket expenses;
                b)      Interest on arrears of interest;
                c)      Interest including additional interest(s);
                d)      Premium on prepayment of principal; and
                e)      Repayment of principal.

        ii) Notwithstanding anything contained in sub article (i) hereinabove, SCICI may, at its discretion, appropriate such payments towards the dues, if any, payable by the Borrower in respect of earlier Loan(s) availed of by the Borrower from SCICI in the order specified in the relative Loan Agreement(s).

8.9 -   PLACE AND MODE OF PAYMENT BY THE BORROWER:

        All monies payable by the Borrower to SCICI shall be paid to SCICI at such office(s) as may be specified by SCICI, by telegraphic, telex or mail transfer to the account of such office(s) or by cheque or bank draft drawn in favour of SCICI on a scheduled bank at Bombay or such other place or to such other account as SCICI may notify to the Borrower and shall be so paid as to enable SCICI to realise, at par, the amount on or before the relative due date. Credit for all payments by cheque/bank draft shall be given only on the date of realisation or on the relative due date, whichever is later.

        If the due date in respect of any instalment of principal, interest and all other monies payable under the Loan Agreement falls on a Saturday or a day which is a bank holiday at the place where the payment is to be made, the immediately preceding working day shall be the due date for such payment.

                                     : 9 :

                                  ARTICLE - 9

                           PREDISBURSEMENT CONDITIONS

9.1 -   The obligation of SCICI to make disbursements under the Loan Agreement shall be subject to the Borrower performing all its obligations and undertakings under the Loan Agreement besides compliance by the Borrower with the disbursement procedure stipulated by SCICI, such as submission of necessary information and documents to the satisfaction of SCICI. Before seeking disbursement, the Borrower shall furnish satisfactory evidence of having complied with the following conditions:

        i)      STATUTORY APPROVALS:

                The Borrower shall obtain all the requisite statutory approvals and permissions as may be required from time to time in relation to the Project.

        ii)     RAISING OF SHARE CAPITAL:

                If so stipulated in Schedule 2 to this Loan Agreement the Borrower shall raise share capital and the promoters shall subscribe to such share capital to the extent stipulated by SCICI.

        iii)    DOCUMENTS RELATED TO BORROWING POWER AND CREATION OF SECURITY:

                The Borrower shall furnish to SCICI duly certified copies of the resolutions together with certificates from the Income-tax authorities, as specified in the Companies Act, 1956 and the Income-tax Act, 1961, respectively, relating to the borrowing powers of the Borrower and the creation of security in favour of SCICI. The Borrower shall also furnish a certificate from its Auditors confirming that this Loan together with the amounts already borrowed by it, does not exceed the borrowing limits sanctioned by the resolutions referred to above.

        iv)     BORROWING FROM OTHER INSTITUTION(S)/BANK(S):

                The Borrower shall enter into effective agreement(s) with the other participating institution(s) or bank(s) in the form and substance satisfactory to SCICI for raising funds as per the Financing Plan described in Schedule 1.

        v)      NON-EXISTENCE OF EVENT OF DEFAULT:

                The Borrower shall satisfy SCICI that no event of default, as defined in Article 14 of this Loan Agreement and with respect to previous Loan Agreements, executed with SCICI, if any, and no event, which with the lapse of time or notice as specified in
                Article 14 of this Loan Agreement, shall become an event of default, has happened or is continuing.

        vi)     COMPLIANCE WITH SPECIAL CONDITIONS:

                The Borrower shall also comply with such special pre-disbursement conditions as may be stipulated by SCICI at the time of communication of the sanction of the Loan and which are more specifically set out in Schedule 2 to this Agreement.

                                     : 10 :

        vii)    DETAILED REVIEW OF THE PROGRESS:

                a) SCICI shall have the right to satisfy itself that the physical progress as well as expenditure incurred on the Project are as per the original schedules.

                b) SCICI shall have the right to review the cost of the Project before final disbursement of the Loan. Pending completion of the review, the Borrower shall obtain prior approval of SCICI for utilising the amount of the Loan equivalent to the contingency provision in the cost of the Project.

        viii)   ARRANGEMENTS FOR MEETING SHORTFALL:

                The Borrower shall assume the responsibility for making arrangements and of bringing in additional funds in the form of unsecured loans/deposits, satisfactory to SCICI, to meet the shortfall, if any, that may arise in financing the Project and/or working capital requirements due to overrun in the Project cost or cash losses, without recourse to additional assistance from SCICI.

                The funds brought in to meet the shortfall shall not be withdrawn without the prior written approval of SCICI during the currency of the Loan.

        ix)     DISBURSEMENT SCHEDULE:

                At least 15 days prior to the disbursement of the Loan or any part thereof as required by the Borrower, the Borrower shall furnish to SCICI a statement indicating the amount required to be disbursed together with the purpose for which the said amount shall be utilised.

                                  ARTICLE -10

                       RIGHT TO APPOINT NOMINEE DIRECTOR

10.1 - SCICI during the currency of the Loan shall have the right to appoint one or more nominees (hereinafter referred to as "Nominee Director(s)") on the Board of Directors of the Borrower and if the Borrower's Articles do not contain a provision for such appointment, the Borrower shall suitably amend its Articles for the purpose. The following provisions shall apply to such "Nominee Director(s)".

        i) The Nominee Director(s) shall not be required to hold qualification shares and shall not be liable to retire by rotation.

        ii) The Nominee Director(s) shall be entitled to all the rights and privileges of other Directors including the sitting fees and expenses as payable to other Directors.

                Provided that if any such Nominee Director is an Officer of SCICI, the sitting fees, expenses and all other monies in relation to such Nominee Director shall accrue to SCICI and the same shall accordingly be paid by the Borrower directly to SCICI.

        iii) Any expenditure incurred by SCICI or the Nominee Director(s) in connection with his/their appointment or directorship shall be borne by the Borrower.

                                     : 11 :


10.2  -   The Nominee Director(s) shall be appointed as a Member of the
Management Committee or other Committees of the Board, if so desired by SCICI.

10.3  -   The Nominee Director(s) shall be entitled to receive all notices, agenda, etc. and to attend all General Meetings and Board Meetings and Meetings of any Committees of the Board of which he/they is/are member(s).

10.4  -   If, at any time, the Nominee Director(s) is/are not able to attend a meeting of the Board of Directors or any of its Committees of which he/they is/are member(s), SCICI may depute an observer to attend the meeting. The expenses incurred by SCICI in this connection shall be borne by the Borrower.


                                  ARTICLE - 11

                          MANAGEMENT & RELATED MATTERS

11.1  -   The Borrower shall not remove any person(s), by whatever name called, exercising substantial powers of management of the affairs of the Borrower at the time of execution of the Loan Agreement. The appointment/reappointment including terms of appointment (or alteration in such terms) of such persons shall be subject to the prior written approval of SCICI.

11.2  -   The person(s) referred to in clause 11.1 above shall not be paid any commission in any year unless all the dues of SCICI in that year have been paid to the satisfaction of SCICI.

11.3  -   The Borrower shall not pay any compensation to any of the person(s)
mentioned in Clause 11.1 above in the event of loss of his/their office(s) for any reason whatsoever if there is a default in repayment of dues to SCICI.

11.4  -   The Borrower shall obtain suitable undertakings for giving effect to
Clauses 11.2 and 11.3 above from the persons mentioned in Clause 11.1 above.

11.5  -   The Borrower shall, as and when required by SCICI, appoint and change to the satisfaction of SCICI, suitable technical, financial and executive staff of proper qualifications and experience, for the key positions in its organisation. The terms of such appointments including any changes therein, shall be subject to prior written approval of SCICI.

11.6  -   In case of default in payment of any dues to SCICI or if in the opinion of SCICI the business of the Borrower is conducted in a manner opposed to public policy or in a manner prejudicial to SCICI's interest, SCICI shall have the right to review the management set up or organisation of the Borrower and to require the Borrower to restructure it as may be considered necessary by SCICI including the formation of Management Committees with such powers and functions as may be considered suitable by SCICI.

11.7  -   SCICI shall have the power at any time or times to order inspection of the assets constituting the security by officers of SCICI or such other persons as may be designated by SCICI in order to ensure their proper maintenance during the period the Loan or any part thereof including interest thereon remains outstanding and the Borrower shall facilitate such inspection and pay all costs and expenses thereof with interest thereon at the lending rate for short term loans of SCICI applicable to the Borrower at the time of default.

                                     : 12 :



11.8  -   SCICI shall have the right to appoint, whenever it considers necessary, any Chartered Accountants/Cost Accountants and auditors for carrying out any specific assignment(s) or to examine the financial or cost accounting system and procedures adopted by the Borrower for its working or as concurrent or internal auditors, or for conducting a special audit of the Borrower. The costs, charges and expenses including professional fees and travelling and other expenses of such consultants or auditors shall be payable by the Borrower.

11.9  -   The Borrower shall constitute such committees with such composition and functions as may be required by SCICI for the functioning of different aspects of its operations.

11.10 -   The Borrower shall give SCICI prior intimation of any
transfer/transmission of its shares that is likely to result in a change in excess of two per cent in its share holding pattern and/or a change in the composition of its Board of Directors or in its management.

11.11 - The Borrower undertakes to broad-base its Board of Directors in consultation with and to the satisfaction of SCICI, if called upon to do so by SCICI.


                                  ARTICLE - 12

                               GENERAL COVENANTS

THE BORROWER SHALL:

12.1  -   undertake to obtain all documents, both legal and technical, from the appropriate parties or any other competent authority, essential for registration of the security and arrange for mortgaging the same to SCICI in accordance with the provisions of the Companies Act, 1956, Transfer of Property Act, 1882, and other applicable statutes;

12.2  -   obtain all the necessary consents and approvals from statutory or other authorities required under the laws in force from time to time as applicable to the Borrower and the Project covered by the Loan Agreement;

12.3  -   agree and undertake to always maintain the security as stipulated by
SCICI for the Loan under these presents;

12.4  -   bring to the notice of SCICI, underwriters, insurers and appropriate authorities any accident or damage to the security, and/or affecting the Borrower's operations immediately upon its receiving such information and the Borrower shall take necessary steps at its own cost to ensure that the security is restored to its original condition of fitness;

12.5  -   not convert itself from a Public Limited company to a Private Limited company during the currency of the Loan.

12.6  -   not encumber the security offered to SCICI for this Loan or for any other assistance without the prior written approval of SCICI;

12.7  -   utilise in the first instance all monies received from its operations or otherwise for repayment of the Loan, interest and other sums due to SCICI;

12.8  -   undertake not to engage in any transaction which in the opinion of
SCICI is of a speculative or unsound character;

                                     : 13 :


12.9 - intimate to SCICI, on 30th September and 31st March every year, the particulars of any financial assistance including corporate guarantee provided by it to other companies, Directors or bodies corporate whether or not under the same management in terms of the provisions of the Companies Act, 1956;

12.10 - not undertake any new project, by acquisition, diversification, modernisation or substantial expansion of the Project described herein or acquire any asset on lease without the prior written approval of SCICI during the currency of the Loan;

12.11 - not issue any debentures, raise any loans, accept any deposits from public, issue any equity or preference capital other than as stipulated or change its capital structure or create any charge on the security and on any other properties and assets or give any guarantees without the prior written approval of SCICI. This provision shall not apply to normal trade guarantees or temporary loans and advances granted to staff or contractors or suppliers in the ordinary course of business or to the raising of unsecured loans, overdrafts, cash credit or other facilities from banks in the ordinary course of business.

12.12 - not prepay any unsecured loan(s) and deposits availed of by it from any other party without the prior written approval of SCICI;

12.13 - not pay any commission to its promoters, directors, managers or other persons for furnishing guarantees, counter guarantees or indemnities or for undertaking any other liability in connection with any financial assistance obtained for or by the Borrower or in connection with any other obligation undertaken for or by the Borrower for the purposes of the Project;

12.14 - promptly inform SCICI if it has notice of any application for winding up having been made or any statutory notice of winding up under the provisions of the Companies Act, 1956, or any other notice under any other Act or otherwise of any suit or other legal process intended to be filed or initiated against the Borrower and affecting the title to the properties of the Borrower or if a Receiver is appointed of any of its properties or business or undertaking;

12.15 - promptly inform SCICI of the happening of any labour strikes, lockouts, shut-downs, fires or other similar happenings likely to have an adverse effect on the Borrower's profits or business with an explanation of the reasons therefor;

12.16 - submit its duly audited annual accounts, within six months from the close of its accounting year. In case statutory audit is not likely to be completed during this period, the Borrower shall get its accounts audited by an independent firm of Chartered Accountants and furnish the same to SCICI within the time specified;

12.17 - not declare any dividend to the equity shareholders except from out of the current year's profits. The dividend declared shall not be in excess of 15% or the average of three years dividend whichever is lower without the prior written approval of SCICI which shall not be unreasonably withheld. However no such dividend shall be declared if any dues or liabilities remain to be paid or discharged to SCICI as on the contemplated date of declaration of such dividend;

12.18 - not form any subsidiary or permit any company to become its subsidiary without the prior written approval of SCICI;

12.19 - carry out such alterations to its Memorandum and Articles of Association as may be deemed necessary in the opinion of SCICI to safeguard the interests of

12.20 - not undertake or permit any merger, consolidation, reorganisation, scheme or arrangement or compromise with its creditors or shareholders or effect any scheme of amalgamation or reconstruction without the prior written approval of SCICI;

12.21 - not make any investments by way of deposits, loans, share capital etc, in any concern, without the prior written approval of SCICI. Provided that if the Borrower is not in default, SCICI may allow the Borrower to deploy funds in short term investments. The Borrower shall, however, submit periodic reports of such investments in such form and manner as may be stipulated by SCICI.

12.22 - not revalue its assets at any time during the currency of the Loan without the prior written approval of SCICI;

12.23 - at its expense when called upon by SCICI, undertake fresh valuation of the assets constituting the security and upon a shortfall in security being perceived in the opinion of SCICI on such valuation, furnish such additional security within the time stipulated by the SCICI, including the assignment of hire/other income;

12.24 - promptly notify and furnish to SCICI information in respect of any casualty or other accident or damage to the security and the other assets;

12.25 - ensure, during the currency of the Loan, the maintenance of proper accounting and cost control system satisfactory to SCICI to reflect truly and fairly the financial position of the Borrower and the results of its operations including the progress of the Project. Such records and books shall be open to examination by SCICI through any authorised representative of SCICI;

12.26 - provide, if SCICI so requires, information relating to the administration, management and financial condition of the Borrower.

12.27 - if after the date of this Agreement by reason of any change in law, or in its interpretation or administration, there is any increase in the cost to SCICI whether by way of tax expenses or otherwise of funding, or maintaining the Loan and or performing any of its obligations hereunder, the same shall be borne by the Borrower. The amounts payable hereunder shall, for the purpose of
Article 8.9 be treated as "Out-of-Pocket Expenses."

                                  ARTICLE - 13

                        OTHER PROJECT SPECIFIC COVENANTS

13.1 - The Loan hereby granted shall also be subject to the Borrower complying with the conditions set out in Schedule 2.

                                     : 15 :

                                  ARTICLE - 14

                               EVENTS OF DEFAULT

14.1 - The following, either singly or collectively, shall constitute an "Event of Default" for the purpose of enforcing the security, recalling the Loan and such other articles SCICI may take under these presents:

        i)      REFUSAL TO DISBURSE LOAN BY THE PARTICIPATING LENDER:

                The participating lender, with whom the Borrower intends to enter into an agreement for financial assistance, has refused to disburse its Loan or any part thereof or has recalled its Loan under its Loan Agreement with the Borrower.

        ii)     FAILURE IN THE IMPLEMENTATION OF THE PROJECT:

                The Borrower has failed to implement and operate the Project with due diligence and efficiency and in accordance with sound engineering, technical, administrative, financial, managerial and industrial standards and business practices with qualified and experienced management and personnel and in accordance with the Financing Plan and has failed to cause the financing specified in the Financing Plan to be applied exclusively to the Project and/or has, in the opinion of SCICI, made substantive changes in the project without prior written approval of SCICI.

        iii)    DEFAULT IN PAYMENT OF INTEREST, PRINCIPAL AND OTHER DUES:

                Default has been committed by the Borrower in payment of any instalment of interest on the Loan or in the repayment of one or more instalment of the principal of the Loan on the due date(s) or in the payment of any other monies payable by the Borrower to SCICI.

        iv)     INABILITY TO PAY DEBTS:

                There is reasonable apprehension in the opinion of SCICI that the Borrower is unable to pay its debts or proceedings for taking it into liquidation, either voluntarily or compulsorily, may be or have commenced.

        v)      INADEQUATE INSURANCE AND SECURITY:

                (a) The assets offered to SCICI as security for the Loan have not been kept insured by the Borrower or depreciate in value to such an extent that, in the opinion of SCICI, further security to the satisfaction of SCICI should be given and on advising the Borrower to that effect, such security has not been given to SCICI forthwith.

                (b) Failure of the Borrower to create mortgage/charge on the assets constituting the security within the time stipulated by SCICI in Schedule 2 hereto.

                                     : 16 :

vi)     Sale, disposal or removal of assets:

        The assets constituting the security of the Borrower are sold, disposed of, charged, encumbered, alienated, or deliberately damaged or destroyed without the prior written approval of SCICI.

vii)    Proceedings against Borrower:

        The Borrower has voluntarily or involuntarily become the subject of proceedings under any bankruptcy or insolvency law or the Borrower is voluntarily or involuntarily dissolved/liquidated.

viii)   Liquidation or dissolution of the company:

        The Borrower has taken or suffered to be taken any action for its reorganisation, liquidation or dissolution.

ix)     Appointment of receiver or liquidator:

        A receiver or liquidator has been appointed or allowed to be appointed of all or any part of the undertaking of the Borrower.

x)      Attachment or distraint on mortgaged security:

        An attachment or distraint has been made of the mortgaged security or legal proceedings have been taken or commenced for recovery of any dues from the Borrower or if the security has become subject to forfeiture.

xi)     Non-Submission of periodic monitoring reports:

        The Borrower has failed to submit to SCICI its periodic performance monitoring report in the form and manner and within the time as specified by SCICI.

xii)    Supply of misleading information:

        Any information given by the Borrower in its application for the Loan, in the reports and other information furnished by the Borrower in accordance with the reporting system and the warranties given/deemed to have been given by the Borrower to SCICI is/are misleading or incorrect in any material aspect.

xiii)   Failure of inform change in shareholding pattern, etc.

        Failure of the Borrower to give prior information to SCICI of change in its shareholding pattern, composition of its Board of Directors or in its management in terms of Article 11.10 above

xiv)    Default in performance of other covenants and conditions:

        Default has occurred in the performance of any covenant, condition or agreement on the part of the Borrower under these presents, Deed of Mortgage/Hypothecation and any other agreement and such default has continued for a period of thirty days after notice in writing thereof has been given to the Borrower by SCICI.

                                     : 17 :

                xiv)    Extra-ordinary circumstances:

                        Extra-ordinary circumstances have occurred which, in the opinion of SCICI, make it improbable for the project to be implemented and for the Borrower to fulfil its obligations under the Loan Agreement.

                        The decision of SCICI as to whether or not the Borrower has committed a breach of the terms and conditions of these presents shall be final and binding upon the Borrower.

14.2 - Notice to SCICI on the happening of an event of default:

        If any event of default or any event which, after the notice of such default, or lapse of time, or both, would constitute an event of default, has happened, the Borrower shall forthwith give notice thereof to SCICI in writing specifying the nature of such event of default, or of such event.

14.3 - Consequences of default: On the happening of any event of default, SCICI shall be entitled to exercise any or all of the following remedies without prejudice to each other:

        i)      Penal Interest:

                (a) Without prejudice to any of the obligations of the Borrower in terms of the Loan Agreement, in the event of default by the Borrower in making payment in discharge of any of its obligations under the Loan Agreement on the due dates, then, notwithstanding anything to the contrary contained in the Loan Agreement, the liability of the Borrower thereafter in respect of such amounts shall be either in Rupees or in Foreign Currency at the option of SCICI which shall be determined and notified by SCICI to the Borrower.

                (b) In case of the aforesaid liability remaining in foreign currency, the Borrower shall pay on the defaulted amounts a penal interest at the rate of 2.1% per annum over and above the applicable interest rate for this Loan.

                     In case of the aforesaid liability being Rupee-tied, interest at the 2.1% per annum over and above the SPAR + 4% (please fill in the applicable margin). Whereas the applicable SPAR for the purpose would be as prevailing on the date of default.

        ii)     Enforcement of security:

                If one or more of the events specified in Article 14.1 above happen(s), SCICI by a notice in writing to the Borrower, shall declare the principal and all interest, costs, expenses and other monies whatsoever stipulated herein to be due and payable forthwith and the security created in terms of Article 5.1 above shall become enforceable and it shall be lawful for SCICI (notwithstanding anything to the contrary contained herein) to enter into possession of the security and to exercise the control of an owner in using/operating the said security. SCICI shall also have the unfettered right of disposal of the security and to take such steps as may be necessary for recovering the entire amount due under these presents.

                                     : 18 :

                The decision of SCICI as to whether or not the Borrower has committed any breach of the terms and conditions of these presents or the Deed of Mortgage/Hypothecation and other assurances shall be binding on the Borrower.

        iii)    CONVERSION RIGHT:

                If an event of default occurs in terms of Article 14.1 (iii) above, then SCICI shall have the right to convert (which right is hereinafter referred to as "the conversion right") at its option the whole of the defaulted amount of the Loan, interest and other sums referred to in 14.1 (iii) above or a part thereof into fully paid-up equity shares of the Borrower, at par, in the manner specified in a notice in writing to be given by SCICI to the Borrower (which notice is hereinafter referred to as the "notice of conversion") prior to the date on which the conversion is to take effect, which date shall be specified in the said notice (which date is hereinafter referred to as the "date of conversion").

                On receipt of notice of conversion, the Borrower shall allot and issue the requisite number of fully paid-up equity shares to SCICI as from the date of conversion and SCICI shall accept the same in satisfaction of the principal amount of the Loan to the extent so converted. The part of the Loan so converted shall cease to carry interest as from the date of conversion and the Loan shall stand correspondingly reduced. Upon such conversion, the instalments of the Loan payable after the date of conversion as per Schedule 1 hereto shall be reduced proportionately by the amounts of the Loan so converted. The equity shares so allotted and issued to SCICI shall carry, from the date of conversion, the right to receive proportionately the dividends and other distributions declared or to be declared in respect of the equity capital of the Borrower. Save as aforesaid, the said shares shall rank pari passu with the existing equity shares of the Borrower in all respects. The Borrower shall, at all times, maintain sufficient unissued equity shares for the above purpose.

                The conversion right reserved as aforesaid may be exercised by the SCICI on one or more occasions during the currency of the Loan.

                If at any time on or after service of the notice on the Borrower as above, the Borrower issues bonus or rights shares in any proportion, then SCICI shall be entitled to be allotted such further equity shares in the same proportion and in the same manner as SCICI would have been eligible for had SCICI exercised the aforesaid conversion right in full before such issue of bonus or rights shares. The Borrower shall pass requisite resolution in terms of Section 81(1-A) of the Companies Act, 1956 to enable it to issue to SCICI such bonus or rights shares at such time and in such form as may be required by SCICI.

                The bonus or rights shares shall be so issued and reserved for allotment by the Borrower and the amount thereof determined after taking into account the entitlement referred to above.

                The Borrower shall not, except with the prior written approval of SCICI prepay the Loan or any part thereof and unless SCICI otherwise agrees, the Borrower shall not:

                                     : 19 :

                (a)     raise or increase its share capital;
                (b) modify in any way the rights attached to its share capital of any class;
                (c)     consolidate or subdivide any equity shares (except with
                        proper adjustment to the basis of conversion)
                (d)     reduce its share capital or any share premium account;
                (e) grant any option to subscribe for shares in its equity capital or any right to convert any obligation into such capital to persons other than the public financial institutions as defined in Section 4A of the Companies Act, 1956;
                (f) issue any bonus shares by capitalising its undistributed profits or reserves.

                In case of the Borrower being a listed company, the Borrower assures and undertakes that in the event of the SCICI exercising the right of conversion as aforesaid, the Borrower shall get the equity shares which shall be issued to the SCICI as a result of the conversion, listed with the same Stock Exchange(s) where its equity shares are listed.

        iv)     WHOLE TIME DIRECTORS:

                On the happening of any of the Events of Default, in addition to the rights specified in Article 10 above, SCICI shall be entitled to appoint and remove from time to time whole-time Director(s) on the Board of Directors of the Borrower (such Director(s) are hereinafter referred to as "the whole-time Nominee Director(s)"). Such whole time Nominee Director(s) shall exercise such powers and duties as may be approved by SCICI and have such rights as are usually exercised by or are available to a whole-time Director, in the management of the affairs of the Borrower. Such Whole-time Nominee Director(s) shall not be required to hold qualification shares nor be liable to retire by rotation and shall be entitled to receive such remuneration, fees, commission and monies as may be approved by SCICI. Such Whole-time Nominee Director(s) shall have the right to receive notices of and attend all General Meetings and Board Meetings or any committee(s) of the Borrower of which they are members. Any expense that may be incurred by SCICI or such whole time Nominee Director(s) in connection with their appointment or directorship shall be paid or reimbursed by the Borrower to SCICI, or as the case may be, to such Whole time Nominee Director(s).

        v)      PROVISION FOR ADDITIONAL SECURITY:

                If the Borrower fails to provide and maintain the security as stipulated by SCICI for the Loan, SCICI may call upon the Borrower forthwith to furnish additional security acceptable to SCICI for the amount of the deficiency. If however, the Borrower fails to furnish such additional security within 30 days of demand, SCICI shall be entitled to demand forthwith payment of the entire amount of the Loan or any part thereof and in default of such payment enforce the security. The Borrower agrees that all the expenses, if any, to be incurred by SCICI in enforcing the said security shall be added to the amount secured by the said mortgage to be recovered by SCICI from the Borrower along with the principal sum and interest in terms of these presents and other securities as may be furnished by the Borrower to SCICI.

                                     : 20 :


        vi)     Maintenance of secured assets:

                If the Borrower does not provide and maintain the security as stipulated by SCICI for the Loan, within 30 days from a demand being made in this behalf by SCICI, or fails to effect such repairs to the satisfaction of SCICI, whose opinion in this behalf shall be final and binding on the Borrower, SCICI shall have the necessary powers to carry out such repairs as may, in its opinion, be necessary at its cost and recover all such costs from the Borrower together with interest thereon at the lending rate for short term loans of SCICI applicable to the Borrower.

                If the Borrower fails to repay all the said amounts as herein stipulated the same shall be added to the amount secured by the mortgage without prejudice to SCICI's rights as to the recovery of the principal sum and interest and other moneys due under the Loan.

        vii)    Maintenance of Insurance cover:

                If the Borrower fails to maintain the insurance of the assets constituting the security as specifically set out in Article 6 above, SCICI shall have the right to maintain the cover at its own cost and the expenses incurred shall be payable by the Borrower together with the interest at the lending rate for short term loans of SCICI applicable to the Borrower and in case the Borrower fails to reimburse the same immediately on demand made by SCICI, the amount shall be added to the amount secured by the mortgage.


                                  ARTICLE - 15

                                 MISCELLANEOUS

15.5 -  Borrower's warranties:

        Except to the extent already disclosed in writing by the Borrower to SCICI, the Borrower shall be deemed to have assured, confirmed and undertaken as follows:

        i)      Due payment of public and other demands:

                The Borrower is not in arrears of any public demands such as income tax, corporation tax and all other taxes and revenues or any other statutory dues payable to the Central or State Government(s) or any local or other authority.

        ii)     Conflict with Memorandum and Articles of Association:

                Nothing in the Loan Agreement conflicts with the Memorandum and Articles of Association of the Borrower.

15.2 -  Working Capital:

        i) The Borrower shall make satisfactory arrangements with its Bankers for meeting its working capital requirements and shall furnish confirmatory advices from its Bankers in this regard to SCICI.

                                     : 21 :

        ii) The Borrower agrees that SCICI may, at its discretion, withhold disbursement of the amount of the Loan equivalent to the provision against margin money for working capital in the cost of the Project, until such time the Project is completed and the build-up of working capital commences.

15.3 -  Suspension, Restoration and Termination:

        i)      Suspension:

                Further access by the Borrower to the use of the Loan may be suspended or terminated by SCICI: -

                a) Upon failure by the Borrower to carry out all or any of the terms of the Loan Agreement or on the happening of any Event of Default referred to in Article 14.1 above.

                b) If any extraordinary situation makes it improbable that the Borrower would be able to perform its obligations under the Loan Agreement.

                c) If the Borrower takes or permits to be taken any action or proceedings whereby any of its properties shall or may be assigned or, in any manner, transferred or delivered to any receiver, assignee, liquidator or other person whether appointed by the Borrower or by any Court of Law whereby such property shall or may be distributed among the creditors of the Borrower or the Borrower suffers any charge to be created over its properties in any legal proceedings.

                d) If any change in the Borrower's set-up has taken place which would adversely affect the conduct of the Borrower's business or the financial position or the efficiency of the Borrower's management or personnel or the execution of the Project in the opinion of SCICI (which shall be final and binding on the Borrower).

                e) If for any reason there is any suspension or cancellation in the credit facility to SCICI from which the Loan is funded.

        ii)     Restoration:

                The right of the Borrower to make drawals from the Loan shall continue to be suspended until SCICI notifies the Borrower that the right to make withdrawals has been restored.

        iii)    Termination:

                If any of the events described above is also specifically in
                Article 14.1 above, has been continuing or if the Borrower has not withdrawn the Loan by the date referred to in Article 3.3 above or such later date as may be agreed to by SCICI then, in such event, SCICI may, by notice in writing to the Borrower, terminate the right of the Borrower to make drawals. Upon such notice, the undrawn amount of the Loan shall stand cancelled. Notwithstanding any cancellation, suspension

                                     : 22 :

                or termination pursuant to the aforesaid provisions, all the provisions under these presents shall continue to be in full force and effect as herein specifically provided.

15.4 -  Service of notice:

        Any notice or request to be given or made to SCICI, to the Borrower or to any other party shall be in writing. Such notice or request shall be deemed to have been given or made when it is delivered by hand or despatched by mail or telegram to the party to which it is required to be given or made at such party's designated address.

15.5 -  Evidence of debt:

        i) SCICI shall maintain, in accordance with its usual practice, accounts evidencing the amounts from time to time lent by and owing to it under these presents.

        ii) SCICI shall maintain in its books a control account or accounts in which shall be recorded:

                a) the amount of any advance made under these presents by SCICI.

                b) the amount of any principal or interest due or to become due from the Borrower to SCICI under these presents.

                c) the amount of any sum received or recovered by SCICI under these presents and/or security documents executed in favour of SCICI.

                        In any legal action or proceedings arising out of or in connection with this Loan Agreement, the entries made in the accounts maintained pursuant to sub- clauses (i) and
                        (ii) above shall be prima-facie evidence of the existence and the extent of obligations of the Borrower as therein recorded.

15.6 -  Benefit of this Loan Agreement:

        This Loan Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and assigns.

15.7 -  Jurisdiction:

        The Competent Court at MUMBAI shall have jurisdiction in the matters arising out of these presents or any other documents connected with these presents and executed between SCICI and the Borrower and the laws of India shall apply.

        The submission to the above jurisdiction shall not be construed as limiting the right of SCICI to take proceedings against the Borrower in any other jurisdiction that seems fit to SCICI and nor shall the taking of proceedings in any one or more jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

                                     : 23 :

15.8 -  Stamp duty:

        The expenses of providing the proper stamp duty and other costs of an incidental to the execution of these presents shall be borne by the Borrower.

15.9 -  Waiver not to impair the rights of SCICI:

        No delay in exercising or omission to exercise any right, power or remedy accruing to SCICI upon any default under these presents, security documents and/or any other agreement or document shall impair any such right, power or remedy or shall be construed to be a waiver thereof or any acquiescence in such default, nor shall the action or inaction of SCICI in respect of any default or any acquiescence by it in any default, affect or impair any right, power or remedy of SCICI in respect of any other default.

                                  ARTICLE - 16

                          EFFECTIVE DATE OF AGREEMENT

        This Agreement shall become binding on the Borrower and SCICI on and from the date first above written. It shall be in force till all the monies due and payable under this Agreement or such supplementary or amending agreements as may be entered into between the Borrower and SCICI are fully paid off.

                                     : 24 :

- -------------------------------------------------------------------------------
                        |                       |
                        |                       |
- -------------------------------------------------------------------------------
       Company                  Assistance               Serial
        Code                      Number                 Number


                                  SCHEDULE - 1
THE PROJECT

Modular Electronics India (P)Ltd proposes to undertake an expansion scheme to increase the installed capacity for manufacture of 3.5" hard disk drives (HDDs) from 5 lac number per annum (Inpa) to 121npa at its existing facilities to Madras Export Processing, Madras.

FINANCING PLAN

   Cost of Project                                   Rs. 692.0 million
Means of financing
- ------------------

  Share capital                                       199.0

  FCL

   - ICICI                           260.0

   - SCICI                           100.0            360.0
                                     -----
   Unsecured loans                                    129.6
   Internal accruals                                  131.9
   Subsidy                                              8.5
                                                      -----
                                                      829.0

The Borrower shall implement the project/scheme within the overall project cost and in accordance with the financing plan as set out in this Schedule and shall commence commercial production after implementation of the project on or before March 31, 1997 ("the completion date").

                                     : 25 :

                                                                NO. & REPAYMENT PERIODICITY
                                                                SCHEUDLE OF PERIOD
AMOUNT OF LOAN              RATE OF INTEREST                    INSTALMENTS FROM TO
The aggregate amount of the
Loan will comprise of:

(A) A sum to the maximum of ___ per cent per annum* on the      #________________ _____ _____
    ________________ only loan outstanding from time to
                          time, payable monthly/quarterly/
                          half-yearly on the ______ day of
                          ________________________________
                          ________________________________
                          and _________________ each year.

(B) A sum to the maximum of ___ per cent per annum* on the      [infinity symbol]________________ _____ _____
    ________________ only loan outstanding from time to
                          time, payable monthly/quarterly/
                          half-yearly on the ______ day of
                          ________________________________
                          ________________________________
                          and _________________ each year.

(C) A sum to the maximum of 4% per cent over six month          @ 12 quarterly          ________________
    US$ 3 million only LIBOR                                    first quarter           last quarter
                          ________________________________      of the year 1998        of the year 2000
                          _____ payable quarterly on the
                          _____ day of
                          To be indicated at the time of
                          disbursement and _______________
                          each year.

(D) A sum to the maximum of ___ per cent over ____________      = ________________ _____ _____
    ________________ only ________________________________
                          ________________________________
                          _____ payable monthly/quarterly/
                          half-yearly on the ______ day of
                          ________________________________
                          ________________________________
                          and _________________ each year.

# See page 28 for Amortisation Schedule/[infinity symbol] See page 29 for
  Amortisation Schedule
@ See page 30 for Amortisation Schedule/= See page 31 for Amortisation Schedule

- --------------------------------------------------------------------------------
* The words per annum in the Schedule is with reference to a year of 360 days. Refer article 4.2 at page 3.

                                     : 26 :

ADDITIONAL INTEREST:    1.05 per cent per annum on the amount of the loan
                        disbursed from the date of first disbursement until creation of security on all assets specified herein and until submission of satisfactory proof thereof to SCICI.

                        * ____ per cent per annum on the loan outstanding from time to time until the Borrower's shares are listed on any recognised stock exchange or on the OTC Exchange of India.

"Where Borrowers are Companies, security creation on both movable and immovable properties would be considered complete, when the Registrar of Companies (ROC) affixes his stamp on the relative forms and accompanying instruments with the word "REGISTERED" under his signature with the date and a copy thereof is delivered to the Borrower and the chargeholder". In the alternative the Borrower may produce the Certificate of registration issued by the ROC office.

Additional interest for non-creation of security would cease to accrue only upon receipt of the forms as aforesaid.

                                                *(delete if inapplicable)

LAST DATE OF DRAWAL:    January 15, 1997

MANAGEMENT FEE:         1.05 per cent on the rupee equivalent of the Loan as
                        specified by SCICI to the Borrower on date of execution of these presents.

SECURITY FOR THE LOAN

(A) The Loan together with all interest, premium on prepayment, costs, expenses and other monies whatsoever stipulated in this Loan Agreement shall be secured by first mortgage/hypothecation or other charge on the following:

        All the immoveable properties of the Borrower including Land(s) bearing survey no(s). _________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
and situate at ________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
including building(s), factory site(s), godown(s), warehouse(s) and appurtenances thereof;

                                     and/or

        All moveable properties of the Borrower including its plant and machinery. ___________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
together with machinery spares, tools and accessories, located at the Borrower's premises at Units 6, 23, 34, 35, 36, 37, 38, 45, 46, 51, 52

                                  : 27 :

53,54,55,56 at Madras Export Processing Zone, Phase I as units 4F and 4G at Madras Export Processing Zone, Phase II and the Borrower's vehicles and other moveables, both present and future, and its current assets and receivables (save and except specified moveables which are charged or may require to be charged only with the prior written approval of SCICI in favour of lenders of working capital).

(B) The Borrower shall procure a Personal Guarantee from _____________________ Limited/Smt/Shri ___________________, Smt/Shri _________________________, and
Shri M L TANDON in a form and manner satisfactory to SCICI.

(C) ____________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

        The mortgages/charges referred to above in favour of SCICI will rank pari passu with the mortgages/charges created/to be created by the Borrower in favour of The Industrial Credit and Investment Corporation of India Limited (ICICI).

        The custody of the documents related to the security referred herein shall be with ICICI on behalf of itself and all the participating institutions in the Project.

SPECIAL BANK ACCOUNT:

The Borrower shall:

(a) Keep the drawals from the Loan in a special account in the name of the Borrower with a Scheduled Bank to be approved by SCICI, the payments from which accounts shall be subject to verification by any person authorised in this behalf by SCICI. The Borrower shall also obtain and furnish to SCICI a letter (in a form approved by SCICI) from the said bank foregoing its right of set-off or lien in respect of such account.

(b) Keep such records as may be required by SCICI to facilitate verification of the entries in the said account. The Borrower shall also authorise the said bank to furnish to SCICI, as and when required by it, certified true copy of the said account with details for verification by SCICI, at the expense of the Borrower.

(c) Not transfer the Loan or any portion thereof from the said special account for being kept in call or any deposit in any bank without obtaining the prior written approval of SCICI.

                                     : 28 :

Repayment:

(a) During the implementation period of the project, the loan shall be repayable on demand being made by SCICI at any time.

(b) SCICI shall have a right to conduct a review of the project before completion of the project and the Borrower agrees that:-

                (i) If as a result of such review, SCICI determines that the Borrower has implemented/is likely to implement the project within the project cost and in accordance with the Financial Plan and has commenced/likely to commence commercial production by the completion date, the Borrower shall repay the Loan in 12 quarterly instalments commencing from first quarter of 1998 and ending on last quarter of 2000.

                (ii) If, however, as result of such review, SCICI determines that the Borrower has not implemented/nor is likely to implement the Project within the Project cost and/or in accordance with the Financing Plan and/or the Borrower has not commenced/nor is likely to commence commercial production after implementation of the proposed scheme by the completion date, SCICI shall have the right to revise the repayment schedule and stipulate such additional conditions (including strengthening of the management set up, change in means of financing, raising of additional equity capital/other interest free unsecured funds from the promoters) as SCICI in its absolute discretion deem fit and to require the Borrower to take such measures as may be stipulated by SCICI in the light of the revised cost of the Project/means of financing/date of completion of project. Unless otherwise agreed to by SCICI the loan would continue to be repayable on demand until the Borrower complies with the stipulated terms and conditions to the satisfaction of SCICI and commence commercial production. Upon such compliance of the conditions and commencement of commercial production, the Borrower shall repay the loans in accordance with the repayment schedule as may be stipulated by SCICI, which repayment schedule shall be final and binding on the Borrower.

                                    :  29  :

                             AMORTISATION SCHEDULE#

Due Date                                                                Amount*








- --------------------------------------------------------------------------------
* The Borrower shall execute a Note of Amendment for crystallisation of the amortisation schedule after disbursement of the Loan indicated above, if necessary.

                                    :  30  :

                    AMORTISATION SCHEDULE [infinity symbol]

Due Date                                                                Amount*








- --------------------------------------------------------------------------------
* The Borrower shall execute a Note of Amendment for crystallisation of the amortisation schedule after disbursement of the Loan indicated above, if necessary.

                                     : 31 :

                             AMORTISATION SCHEDULE@

Due Date                                                               Amount*



TO BE INDICATED AT THE TIME OF DISBURSEMENT



- ---------------------------------------------------------------------------
* The Borrower shall execute a Note of Amendment for crystallisation of the amortisation schedule after disbursement of the Loan indicated above, if necessary.

                                     : 32 :

                    AMORTISATION SCHEDULE [infinity symbol]

Due Date                                                               Amount*







- -------------------------------------------------------------------------------
* The Borrower shall execute a Note of Amendment for crystallisation of the amortisation schedule after disbursement of the Loan indicated above, if necessary.

                                     : 33 :

                                  SCHEDULE - 2

                               SPECIAL CONDITIONS
                               (Project Specific)

1. Any surcharge levied on loans drawn for import of capital goods, if any, shall be recovered from the Borrower in addition to the interest as mentioned above excluding interest tax, if payable in terms of Reserve Bank of India guidelines or any other rules, regulations, law etc. that may be applicable from time to time.

2. The Borrower shall, out of the envisaged cash accruals of Rs. 222 million during the one year period ending March 31, 1997, utilise a sum of Rs. 197.7 million for meeting a part of the cost of the Project and/or other requirements of funds.

3. The Borrower shall raise Rs. 199 million by issue of Equity Shares to promoters to the satisfaction of SCICI for meeting a part of the cost of the Project and/other requirements of funds.

4.      Before the loan become effective,

        a) the Borrower shall raise at least 50% of the abovementioned equity capital of Rs. 199 million i.e., at least Rs. 99.5 million, to the satisfaction of SCICI for meeting a pert of the cost of the project.

        b) the Borrower shall raise at least 50% of the above mentioned unsecured loans of Rs. 129.6 million, i.e. at least Rs. 64.8 million, to the satisfaction of SCICI for meeting a part of the cost of the project.

5. The Borrower shall obtain State Subsidy of Rs. 8.5 million for meeting a part of the cost of the project. In the event the Borrower is unable to obtain the subsidy, it shall raise funds on terms satisfactory to SCICI to meet the shortfall.

6. The Borrower shall raise unsecured loan of Rs. 129.6 million, to the satisfaction of SCICI for meeting a part of the cost of the project. The unsecured loans, shall not carry any interest till the Borrower commences payment of dividend. Thereafter, the interest on such loan shall be equal to the interest on secured loans or the percentage of dividend, whichever is lower.

7. The Borrower shall obtain sanction for its requirement of power for the project from State Electricity Board(s) to the satisfaction of SCICI.

                                     : 34 :

8. The Borrower shall make arrangements for meeting its requirement of water for its schemes to the satisfaction of SCICI.

9. The Borrower shall suitably amend its Article of Association to provide for appointment of nominee director by SCICI on the Board of the Company.

                                     : 35 :

                                     : 36 :

                                     : 37 :

IN WITNESS WHEREOF THE Borrower has caused its Common Seal to be affixed hereto and to the duplicate hereof and SCICI has caused this Agreement to be exercised on the day, month and year first above written and as hereafter appearing:

* The COMMON SEAL OF withinnamed
Moduler Electronics India (Pvt) Ltd
____________________________________
____________________________________
was affixed pursuant to the Board
Resolution passed in that behalf on
the 6th day of June 1996 in the
presence of Shri M L Tandon and
Shri Bhupendra V. Shah, Directors
____________________________________
____________________________________
____________________________________
who have subscribed their signatures
hereto in token thereof and in the
presence of ________________________
____________________________________
who has countersigned hereto as
Authorised Signatory.

* As per Borrower's Articles of
  Association.





SIGNED, AND DELIVERED by the
withinnamed SCICI LIMITED By
the hand of Shri K. V. UNNI
its Authorised Signatory.